As filed with the Securities and Exchange Commission on March 3, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MINDRAY MEDICAL INTERNATIONAL LIMITED
(Exact name of Registrant as specified in its charter)

Cayman Islands	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Mindray Building
Keji 12th Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People’s Republic of China
(86-755) 2658-2888
(Address and telephone number
of Registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8940
(Name, address and telephone number of agent for service)
COPY TO:
Kurt J. Berney, Esq.
O’Melveny & Myers LLP
37th Floor, Plaza 66
1266 Nanjing Road West
Shanghai 200040, P.R.C.
86-21-2307-7007

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).

CALCULATION OF REGISTRATION FEE

Amount to be Registered / Proposed
Maximum Aggregate Price Per Unit /
Title of Each Class of	Proposed Maximum Aggregate Offering	Amount of
Securities to be Registered	Price(3)	Registration Fee(3)
Class A ordinary shares, par value HK$0.001 per share(1)(2)	—	—
Preferred shares	—	—
Debt Securities	—	—
Warrants	—	—
Rights	—	—
Units	—	—

(1)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Commission on September 15, 2006 (Registration No. 333-137373). Each American depositary share represents one Class A ordinary share.

(2)	Includes (i) Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purposes of sales outside of the United States.

(3)	This registration statement registers an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
American Depositary Shares
Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Rights
Units

     We, or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:
•	American depositary shares;

•	ordinary shares;

•	preferred shares;

•	senior and/or subordinated debt securities;

•	warrants to purchase American depositary shares, ordinary shares, preferred shares and/or debt securities;

•	rights to purchase American depositary shares, ordinary shares, preferred shares and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.
     We, or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.
     The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make an investment decision.
     Our American depositary shares are listed on the New York Stock Exchange under the symbol “MR.”

     Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
March 3, 2010

ABOUT THIS PROSPECTUS
     This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our American depositary shares, or ADSs, ordinary shares, preferred shares, debt securities, warrants, rights and units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than ordinary shares and ADSs) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless otherwise stated, or the context otherwise requires, for purposes of this prospectus only:
•	“we,” “us,” “our company,” “our,” “Mindray International” and “Mindray” refer to Mindray Medical International Limited, and its consolidated subsidiaries, including Shenzhen Mindray Bio-Medical Electronics Co., Ltd., or Shenzhen Mindray, and Shenzhen Mindray’s predecessor entities;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for purposes of this prospectus only, Taiwan and the Special Administrative Regions of Hong Kong and Macau;

•	All references to “Renminbi” or “RMB” are to the legal currency of China, all references to “US dollars”, “dollars”, “$” or “US$” are to the legal currency of the United States, and all references to “HK$” are to the legal currency of the Hong Kong Special Administrative Region of China;

•	“ordinary shares” refers to our Class A and Class B ordinary shares, par value HK$0.001 per share;

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

•	“ADRs” refers to American depositary receipts, which, if issued, evidence our ADSs; and

•	“US GAAP” refers to generally accepted accounting principles in the United States.

WHERE YOU CAN FIND MORE INFORMATION
     We have filed our registration statement on Form F-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s public reference facility at:
Securities and Exchange Commission
Room 1500
100 F Street, N.E.
Washington, D.C. 20549
     You may call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. In addition, you may inspect and copy reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.
     This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form F-3 or under cover of a Current Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, unless it has been superseded by more updated information included herein, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information:
•	our Annual Report on Form 20-F for the year ended December 31, 2008 (File No. 001-33036), filed with the SEC on May 8, 2009;

•	our Reports on Forms 6-K furnished to the SEC on March 3, 2010;

•	the “Description of Share Capital” and “Description of American Depositary Shares” contained in our registration statement on Form 8-A (File No. 001-33036), filed with the SEC on September 20, 2006; and

•	with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Mindray Building
Keji 12th Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People’s Republic of China
(86-755) 2658-2888

FORWARD-LOOKING STATEMENTS
          This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks,” and “estimates” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:
•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the projected growth of the medical device industry in China and internationally;

•	the effects of the current global economic crisis and global macroeconomic conditions on our business;

•	the effects of our acquisition of and integration of Datascope’s patient monitoring device business;

•	our expansion plans;

•	relevant government policies and regulations relating to the medical device industry;

•	market acceptance of our products;

•	our expectations regarding demand for our products;

•	our ability to expand our production, our sales and distribution network and other aspects of our operations, including our sales and service offices, our manufacturing facilities in Shenzhen, and our research and development and manufacturing facility in Nanjing;

•	our ability to stay abreast of market trends and technological advances;

•	our ability to effectively protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our plan to launch new products in the future;

•	our intention to pay annual cash dividends to our shareholders;

•	competition in the medical device industry in China and internationally; and

•	general economic and business conditions in the countries where our products are sold.
     We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements or the industry to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in this prospectus, and as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS
Risks Relating to Our Business and Industry
We may fail to effectively develop and commercialize new products, which would materially and adversely affect our business, financial condition, results of operations and prospects.
     The medical device market is developing rapidly and related technology trends are constantly evolving. This results in frequent introduction of new products, short product life cycles and significant price competition. Consequently, our success substantially depends on our ability to anticipate technology development trends and identify, develop and commercialize in a timely and cost-effective manner new and advanced products that our customers demand. New products contribute significantly to our net revenues. We expect the medical device market to continue evolving toward newer and more advanced products, many of which we do not currently produce. Commercialization of any new product requires relevant government approval, the timing of which may not be under our control, and is subject to change from time to time. Moreover, it may take an extended period of time for our new products to gain market acceptance, if at all. Furthermore, as the life cycle for a product matures, the average selling price generally decreases. Although we have previously offset the effects of declining average sales prices with sales volume increases and manufacturing cost reductions, we may be unable to continue doing so. Lastly, during a product’s life cycle, problems may arise regarding regulatory, intellectual property, product liability or other issues which may affect its continued commercial viability.
     Our success in developing and commercializing new products is determined by our ability to:
•	accurately assess technology trends and customer needs and meet market demands;

•	optimize our manufacturing and procurement processes to predict and control costs;

•	manufacture and deliver products in a timely manner;

•	increase customer awareness and acceptance of our products;

•	effectively manage our brands;

•	minimize the time and costs required to obtain required regulatory clearances or approvals;

•	anticipate and compete effectively with other medical device developers, manufacturers and marketers;

•	price our products competitively; and

•	effectively integrate customer feedback into our research and development planning.
We maintain direct operations in the United States and Europe that is costly and the maintenance of which could have a material adverse effect on our business.
We maintain direct operations in the United States and Europe and rely on direct sales for a significant portion of our revenues from these areas. Maintaining a direct sales force is costly. We typically provide our direct operations personnel with payroll and other benefits that we do not provide independent distributors. Many of these benefits are fixed costs that do not depend on revenue generation. Maintaining these direct operations is costly and the maintenance of which could have a material adverse effect on our business.
Maintaining a direct sales force and independent distribution network in the United States and Europe could result in potential sales conflicts that would negatively impact our revenue and results of operations.
     Prior to our acquisition of Datascope’s patient monitoring device business, we maintained independent distributor relationships in the United States and Europe. With the addition of a direct sales force in these areas, we are currently directly selling Datascope-branded products, Mindray-branded ultrasound systems and DPM-branded patient monitoring devices. This creates the potential for conflict between our independent distributors and direct sales force. If our independent distributors and direct sales force compete with each other, our independent distributors could reduce their selling prices for our products to make sales. Because we generate higher revenues from direct sales, this would negatively impact our revenue. Further, independent existing and potential distributors may decide not to sell our products or cease selling our products because of this potential conflict. Moreover, sales conflicts could negatively impact the morale of our direct sales force.
We depend on distributors for a substantial portion of our revenues and a significant portion of our revenue growth. Failure to maintain relationships with our distributors would materially and adversely affect our business.
     We depended on distributors for a substantial portion of our revenues. We typically do not have long-term distribution agreements. As our existing distribution agreements expire, we may be unable to renew with our desired distributors on favorable terms or at all. In addition, we seek to limit our dependence on any single distributor by limiting and periodically redefining the scope of each distributor’s territory and the range of our products that it sells, which may make us less attractive to some distributors. Furthermore, competition for distributors is intense. We compete for distributors domestically and internationally with other leading medical equipment and device companies that may have higher visibility, greater name recognition and financial resources, and a broader product selection than we do. Our competitors also often enter into long-term distribution agreements that effectively prevent their distributors from selling our products. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time consuming. Any disruption of our distribution network, including our failure to renew our existing distribution agreements with our desired distributors, could negatively affect our ability to effectively sell our products and would materially and adversely affect our business, financial condition and results of operations.
We may be unable to effectively structure and manage our distribution network, and our business, prospects and brand may be materially and adversely affected by actions taken by our distributors.
We have limited ability to manage the activities of our distributors, who are independent from us. Our distributors could take one or more of the following actions, some of which we have previously experienced, any of which could have a material adverse effect on our business, prospects and brand:
•	sell products that compete with our products that they have contracted to sell for us;

•	sell our products outside their designated territory, possibly in violation of the exclusive distribution rights of other distributors;

•	fail to adequately promote our products; or

•	fail to provide proper training, repair and service to our end-users.
Furthermore, our distributors may focus selling efforts only on those products that provide them with the largest margins at the expense of products that offer them smaller margins.
     Failure to adequately manage our distribution network, or non-compliance by distributors with our distribution agreements could harm our corporate image among end users of our products and disrupt our sales, resulting in a failure to meet our sales goals. Furthermore, we could be liable for actions taken by our distributors, including any violations of applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or FCPA. In particular, we may be held liable for actions taken by our distributors even though almost all of our distributors are non-U.S. companies that are not subject to the FCPA. Our distributors may violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products. If our distributors violate these laws, we could be required to pay damages or fines, which could materially and adversely affect our financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ADSs could be adversely affected if our company becomes the target of any negative publicity as a result of actions taken by our distributors.
We may undertake acquisitions, which may have a material adverse effect on our ability to manage our business, and may end up being unsuccessful.
     Our growth strategy may involve acquisitions of new technologies, businesses, products or services or the creation of strategic alliances in areas in which we do not currently operate. Future acquisitions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers. The diversion of our management’s attention and any difficulties encountered in the integration of acquired businesses could have an adverse effect on the ability to effectively manage our business.
International expansion may be costly, time-consuming and difficult. If we do not successfully expand internationally, our profitability and prospects would be materially and adversely affected.
     Our success significantly depends upon our ability to expand in our existing international markets and enter into new international markets. In expanding our business internationally, we have entered and intend to continue to enter markets in which we have limited or no experience and in which our brand may be less recognized. To further promote our brand and generate demand for our products so as to attract distributors in international markets, we expect to spend more on marketing and promotion than we do in our existing markets. We may be unable to attract a sufficient number of distributors, and our selected distributors may not be suitable for selling our products. Furthermore, in new markets we may fail to anticipate competitive conditions that are different from those in our existing markets. These competitive conditions may make it difficult or impossible for us to effectively operate in these markets. If our expansion efforts in existing and new markets are unsuccessful, our profitability and prospects would be materially and adversely affected.
     We are exposed to other risks associated with international operations, including:
•	political instability;

•	economic instability and recessions;

•	changes in tariffs;

•	difficulties of administering foreign operations generally;

•	limited protection for intellectual property rights;

•	obligations to comply with a wide variety of foreign laws and other regulatory requirements;

•	increased risk of exposure to terrorist activities;

•	financial condition, expertise and performance of our international distributors;

•	export license requirements;

•	unauthorized re-export of our products;

•	potentially adverse tax consequences; and

•	inability to effectively enforce contractual or legal rights.
Consolidation of our customer base and the formation of group purchasing organizations could adversely affect our revenues.
In recent years, consolidation among health care providers and the formation of purchasing groups has imposed pricing pressures. Our success in areas of health care provider consolidation and where purchasing organizations have been formed depends partly on our ability to enter into contracts with group purchasing organizations and integrated health networks. If we are unable to enter into contracts with group purchasing organizations and integrated health networks on satisfactory terms or at all, our revenues would be adversely affected.
We depend on our key personnel, and our business and growth may be severely disrupted if we lose their services.
Our success significantly depends upon the continued service of our key executives and other key employees. In particular, we are highly dependent on our co-chief executive officers, Mr. Xu Hang and Mr. Li Xiting, to manage our business and operations, and on our other key senior management for the operation of our business. If we lose the services of any key senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and growth. Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management, key research and development personnel, and salespeople.

     Competition for personnel in the medical technology field is intense, and the availability of suitable and qualified candidates in China, particularly Shenzhen, is limited. We compete to attract and retain qualified research and development personnel with other medical device companies, universities and research institutions. Competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could materially and adversely affect our financial condition and results of operations. We previously awarded share-based compensation in connection with our initial public offering, some of which is still subject to vesting. We additionally awarded one-time retention bonuses in connection with our acquisition of Datascope’s patient monitoring device business, which will be paid out subject to certain minimum employment conditions. Such retention awards may cease to be effective to retain our current employees once the shares are vested and bonus amounts are paid out. We may need to increase our total compensation costs to attract and retain experienced personnel required to achieve our business objectives and failure to do so could severely disrupt our business and growth.
Our business is subject to intense competition, which may reduce demand for our products and materially and adversely affect our business, financial condition, results of operations and prospects.
     The medical device market is highly competitive, and we expect competition to intensify. In particular, competition in the government tender arena has continued to intensify in recent years, creating significant pricing pressure. We face direct competition in China, the U.S. and globally across all product lines and price points. Our competitors also vary significantly according to business segments. Our competitors include publicly traded and privately held multinational companies, as well as local companies in the markets where we sell our products. We face competition from companies that have local operations in the markets in which we sell our products who may have lower cost structures, domestic support, or local protect through tariff and non-tariff barriers. In the U.S., where we compete with a direct sales force and services team, we face competition from companies that have or may have:
•	greater financial and other resources;

•	larger variety of products;

•	more products that have received regulatory approvals;

•	greater pricing flexibility;

•	more extensive research and development and technical capabilities;

•	patent portfolios that may present an obstacle to our conduct of business;

•	greater knowledge of local market conditions where we seek to increase our international sales;

•	capability to offer vendor financing or leasing arrangements;

•	stronger brand recognition; and

•	larger sales and distribution networks.
     As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer discounts on competing products as part of a “bundle” of non-competing products, systems and services that they sell to our customers, and we may not be able to profitably match those discounts. Furthermore, our competitors may develop technologies and products that are more effective than those we currently offer or that render our products obsolete or uncompetitive. In addition, the timing of the introduction of competing products into the market could affect the market acceptance and market share of our products. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

     Moreover, some of our competitors based outside China have established or are in the process of establishing production and research and development facilities in China, while others have entered into cooperative business arrangements with Chinese manufacturers. If we are unable to develop competitive products, obtain regulatory approval or clearance and supply sufficient quantities to the market as quickly and effectively as our competitors, market acceptance of our products may be limited, which could result in decreased sales. In addition, we may not be able to maintain our manufacturing cost advantage. In other emerging markets, we have also seen larger competitors setting up sizable local businesses or acquiring local competitors or distributors, which allow them to be more competitive in their pricing and distribution infrastructure.
     In addition, we believe that corrupt practices in the medical device industry in China and certain emerging markets still occur. To increase sales, certain manufacturers or distributors of medical devices may pay kickbacks or provide other benefits to hospital personnel who make procurement decisions. Our company policy prohibits these practices by our direct sales personnel and our distribution agreements require our distributors to comply with applicable law. As a result, as competition intensifies in the medical device industry in these markets, we may lose sales, customers or contracts to competitors.
If we fail to accurately project demand for our products, we may encounter problems of inadequate supply or oversupply, especially with respect to our international markets, which would materially and adversely affect our financial condition and results of operations, as well as damage our reputation and brand.
     Our distributors typically order our products on a purchase order basis. We project demand for our products based on rolling projections from our distributors, our understanding of anticipated hospital procurement spending, and distributor inventory levels. Lack of significant order backlog and the varying sales and purchasing cycles of our distributors and other customers, however, make it difficult for us to forecast future demand accurately.
     Our projections of market demand for our products in countries where we lack a direct sales force are generally less reliable than in countries where we do have a direct sales force because we have less information available on which to base our projections. Specifically, we do not have consistently reliable information regarding international distributor inventory levels in these markets, and we sometimes lack extensive knowledge of local market conditions or about distributor purchasing patterns, preferences, or cycles. Furthermore, because shipping finished products to international distributors typically takes longer than shipping to domestic distributors, inaccurate demand projections can result more quickly in unmet demand. We additionally may have unpredictably large tender sales orders for which we may have insufficient inventory to fill along with the additional orders in our pipeline.
     If we overestimate demand, we may purchase more raw materials or components than required. If we underestimate demand, our third party suppliers may have inadequate raw material or product component inventories, which could interrupt our manufacturing and delay shipments, and could result in lost sales. In particular, we are seeking to manage our procurement and inventory costs by matching our inventories closely with our projected manufacturing needs and by, from time to time, deferring our purchase of raw materials and components in anticipation of supplier price reductions. As we seek to balance reduced inventory costs and production flexibility, we may fail to accurately forecast demand and coordinate our procurement and production to meet demand on a timely basis. Our underestimation of demand in early 2009, coupled with our decision to defer our purchase of new raw materials and components in anticipation of a reduction in pricing for certain raw materials and components at the beginning of a new calendar year, resulted in up to three-week delays in our product deliveries internationally. Our inability to accurately predict our demand and to timely meet our demand could materially and adversely affect our financial conditions and results of operations as well as damage our reputation and corporate brand.
     We currently principally rely on three manufacturing, assembly and storage facilities for our products and are developing two additional facilities. Any disruption to our current manufacturing facilities or in the development of these new facilities could reduce or restrict our sales and harm our reputation.

     We manufacture, assemble and store a substantial majority of our products, as well as conduct some of our research and development activities at our two facilities located in Shenzhen, China. We also manufacture, assemble and store a significant number of products at our Mahwah, New Jersey facility. We conduct some of our primary research and development activities at our headquarters. We do not maintain other back-up facilities, so we depend on these facilities for the continued operation of our business. A natural disaster or other unanticipated catastrophic events, including power interruptions, water shortage, storms, fires, earthquakes, terrorist attacks and wars, could significantly impair our ability to manufacture our products and operate our business, as well as delay our research and development activities. Our facilities and certain equipment located in these facilities would be difficult to replace and could require substantial replacement lead-time. Catastrophic events may also destroy any inventory located in our facilities. The occurrence of such an event could materially and adversely affect our business.
     We are developing a new research and development center adjacent to our headquarters in Shenzhen. We may experience difficulties that disrupt our manufacturing activities, management and administration, or research and development as we migrate to this facility. Moreover, we may not realize its anticipated benefits. Any of these factors could reduce or restrict our sales and harm our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to obtain adequate supplies of required materials and components that meet our production standards at acceptable costs or at all, our ability to accept and fulfill product orders with the required quality and at the required time could be restricted, which could materially and adversely affect our business, financial condition and results of operations.
We purchase raw materials and components from third party suppliers and manufacture and assemble our products at our facility. Our purchases are generally made on a purchase order basis and we do not have long-term supply contracts. As a result, our suppliers may cease to provide components to us with little or no advance notice. In addition, to optimize our cost structure, we rely on single source suppliers to provide approximately 36% by value of our raw materials and components, primarily for proprietary integrated circuits for products across our business segments. No single source supplier accounted for more than 5% of our total supply purchases in 2009. Interruptions in certain material or component supplies could delay our manufacturing and assembly processes. We also may be unable to secure alternative supply sources in a timely and cost-effective manner. If we are unable to obtain adequate supplies of required materials and components that meet our production standards at acceptable costs or at all, our ability to accept and fulfill product orders with the required quality, and at the required time could be restricted. This could harm our reputation, reduce our sales or gross margins, and cause us to lose market share, each of which could materially and adversely affect our business, financial condition and results of operations.
Failure to successfully manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.
     Our growth strategy includes building our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of large-sized hospitals in China, and increasing our exports. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:
•	continued enhancement of our research and development capabilities;

•	hiring and training of new personnel;

•	information technology system enhancement;

•	stringent cost controls and sufficient liquidity;

•	strengthening of financial and management controls and information technology systems; and

•	increased marketing, sales and sales support activities.
     If we are unable to successfully manage our growth, our business and prospects would be materially and adversely affected.
We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

     For us to grow, remain competitive, develop new products, and expand our distribution network, we may require additional capital. Our ability to obtain additional capital is subject to a variety of uncertainties, including:
•	our future financial condition, results of operations and cash flows;

•	general market conditions for capital raising activities by medical device and related companies; and

•	economic, political and other conditions in China and internationally.
     We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. Furthermore, the terms and amount of any additional capital raised through issuances of equity securities may result in significant shareholder dilution.
The global economic downturn adversely affected, and could continue adversely affecting, our business and could materially affect our, financial condition and results of operations.
     We experienced a global economic downturn affecting all areas of business, including health care. Disruptions in orderly financial markets resulting from, among other factors, diminished liquidity and credit availability plus volatile valuations of securities and other investments caused business and consumer confidence to ebb, business activities to slow down, and unemployment to increase.
     We are unable to predict global economic conditions. The economic downturn adversely affected and could continue adversely affecting our business in several ways, including:
•	Reduced demand for our products. Customers may adopt a strategy of deferring purchases to upgrade existing equipment or deploy new equipment until later periods when visibility of their cash flows becomes more assured. In addition, customers who must finance their capital expenditures through various forms of debt may find financing unavailable to them.

•	Increased pricing pressure and lower margins. Our competitors include several global enterprises with relatively greater size in terms of revenues, working capital, financial resources and number of employees, and some of our end-users are healthcare service providers who are typically owned, controlled, or sponsored by governments. Competition for available sales may become more intense, which could require us to offer or accept pricing, payment, or local content terms which are less favorable to remain competitive. In some cases we might be unwilling or unable to compete for business where competitive pressures make a potential opportunity unprofitable to us.

•	Greater difficulty in collecting accounts receivable. Many of our end-users are either owned or controlled by governments; any changes in such governments’ policies concerning the authorization or funding of payments for capital expenditures could lengthen the cash collection cycle of our distributors, which may thereby cause our liquidity to deteriorate if our distributors are unable to pay us on time. Additionally, sales made to our distributors or other customers whose financial resources may be subject to rapid decline, has exposed and could continue to expose us to losing sales, delaying revenue recognition or accepting greater collection risks due to credit quality issues.

•	Greater difficulty in obtaining supplies, components and related services. Some suppliers or vendors could choose to provide supplies or services to us on more stringent payment terms than those currently in place, such as by requiring advance payment or payment upon delivery of such supplies or services. Additionally, some suppliers might experience a worsening financial condition causing them to either withdraw from the market or be unable to meet our expected timing for the receipt of goods ordered from them, either of which condition could adversely affect our ability to serve our customers and lengthen the cycle time for transforming customer orders into cash receipts. Additionally, if it is necessary to seek alternative sources of supply, the effects on our costs, cycle time for cash collections, and customer satisfaction with us are uncertain.

•	Additional restructuring and impairment charges. If we are unable to generate the level of revenues, profits, and cash flow contemplated by our business plan, management may be forced to take further action to focus our business activities and align our cost structure with anticipated revenues. These actions, if necessary could result in additional restructuring charges and/or asset impairment charges being recognized in 2010 and beyond.
     The economic downturn has been particularly focused on the U.S. and Europe, which we believe has affected medical product purchasing in these regions. The economic downturn could continue adversely affecting our business and could materially affect our financial condition and results of operations.
We depend on information technology, or IT, to support our business operations, the failure of which would materially and adversely affect our business, results of operations and prospects.
     We are currently in the process of implementing an SAP ERP system to replace the existing system of our U.S. and European operations. When we acquired the patient monitoring device business of Datascope, it shared many hardware and software resources with the business of Datascope that we did not acquire and was subsequently acquired by another company. This shared architecture significantly complicates the task of migrating hardware and software to a standalone IT system. The migration may lead to unforeseen complications and expenses, and our failure to efficiently migrate the IT system could substantially disrupt our business. Once the migration is complete, we intend to build a single, globally integrated IT infrastructure consistent across our China, U.S. and European operations. This integration is complicated by broad geographies, differing languages and business models between historic Mindray and our acquired operations. Our failure to successfully integrate our IT systems across our China, U.S. and European operations could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.
The lessors of some of our leased properties may have lacked authority to enter into the leases. If we are forced to vacate these premises, it could materially disrupt our operations.
     Shenzhen Mindray and Nanjing Mindray lease some real properties for manufacturing purposes. The lessors failed to provide us with the ownership certificates for the leased properties. If the lessors entering into the lease agreements with Shenzhen Mindray and Nanjing Mindray are not the de facto owners of the leased properties and lacked the authority to enter into these lease agreements, the validity of these lease agreements may be contested and we may be forced to vacate these premises, which could materially disrupt our operations.
If we fail to protect our intellectual property rights, it could harm our business and competitive position.
     We rely on a combination of patent, copyright, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We have patents and patent applications pending in China covering various products and aspects of our products. We have patents and have also filed patent applications in the U.S. and Europe, which cover some of the more commercially significant aspects of our products and technologies.
     Due to the different regulatory bodies and varying requirements in the U.S., China and elsewhere, we may be unable to obtain patent protection for certain aspects of our products or technologies in either or both of these countries. The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.
     We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our China-based employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.
     Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.
We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.
     Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. We periodically receive written correspondence regarding alleged intellectual property or other claims by third parties. As we increase our product sales internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products in China, the U.S. or Europe. The validity and scope of claims relating to medical device technology patents involve complex scientific, legal and factual questions and analysis and, as a result, may be highly uncertain. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:
•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our products; or

•	be restricted by injunctions,
each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.
Unauthorized use of our brand names by third parties, and the expenses incurred in developing and preserving the value of our brand name, may adversely affect our business.
     We regard our brand names as critical to our success. Unauthorized use of our brand names by third parties may adversely affect our business and reputation, including the perceived quality and reliability of our products. We rely on trademark law, company brand name protection policies, and agreements with our employees, customers, business partners and others to protect the value of our brand names. Despite our precautions, we may be unable to prevent third parties from using our brand names without authorization. In the past, we have experienced unauthorized use of our brand names in China and have expended resources and the attention and time of our management to successfully prosecute those who used our brand names without authorization. Moreover, litigation may be necessary to protect our brand names. However, because the validity, enforceability and scope of protection of trademarks in the PRC are uncertain and still evolving, we may not be successful in prosecuting these cases. Future litigation could also result in substantial costs and diversion of our resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. In addition, we are in the process of registering our brand names and logos as trademarks in countries outside of China. Our registration applications may not be successful in certain countries, which could weaken the protection of our brand names in those countries or may require that we market our products under different names in those countries.
If we fail to obtain or maintain applicable regulatory clearances or approvals for our products, or if such clearances or approvals are delayed, we will be unable to commercially distribute and market our products at all or in a timely manner, which could significantly disrupt our business and materially and adversely affect our sales and profitability.
     The sale and marketing of the medical device products we offer in China are subject to regulation in China and in most other countries where we conduct business. For a significant portion of our sales, we need to obtain and renew licenses and registrations with the PRC State Food and Drug Administration, or SFDA, the United States FDA, and the European regulators administering CE marks in the European Union. The processes for obtaining regulatory clearances or approvals can be lengthy and expensive, and the results are unpredictable. In addition, the relevant regulatory authorities may introduce additional requirements or procedures that have the effect of delaying or prolonging the regulatory clearance or approval for our existing or new products. For example, personnel and policy changes at SFDA has slowed the approval process and delayed some of our planned product launches in 2008. If we are unable to obtain clearances or approvals needed to market existing or new products, or obtain such clearances or approvals in a timely fashion, our business would be significantly disrupted, and our sales and profitability could be materially and adversely affected.

We are subject to product liability exposure and have limited insurance coverage. Any product liability claims or potential safety-related regulatory actions could damage our reputation and materially and adversely affect our business, financial condition and results of operations.
     Our main products are medical devices used in the diagnosis and monitoring of patients, exposing us to potential product liability claims if their use causes or results in, or is alleged to have caused or resulted in, in each case either directly or indirectly, personal injuries or other adverse effects. Any product liability claim or regulatory action could be costly and time-consuming to defend. If successful, product liability claims may require us to pay substantial damages. We maintain limited product liability insurance to cover potential product liability arising from the use of our products. As a result, future liability claims could be excluded or could exceed the coverage limits of our policy. As we expand our sales internationally and increase our exposure to these risks in many countries, we may be unable to maintain sufficient product liability insurance coverage on commercially reasonable terms, or at all. A product liability claim or potential safety-related regulatory action, with or without merit, could result in significant negative publicity and materially and adversely affect the marketability of our products and our reputation, as well as our business, financial condition and results of operations.
     Moreover, a material design, manufacturing or quality failure or defect in our products, other safety issues or heightened regulatory scrutiny could each warrant a product recall by us and result in increased product liability claims. If authorities in the countries where we sell our products decide that these products failed to conform to applicable quality and safety requirements, we could be subject to regulatory action. In China, violation of PRC product quality and safety requirements may subject us to confiscation of related earnings, penalties, an order to cease sales of the violating product or to cease operations pending rectification. Furthermore, if the violation is determined to be serious, our business license to manufacture or sell violating and other products could be suspended or revoked.
Our quarterly revenues and operating results are difficult to predict and could fall below investor expectations, which could cause the trading price of our ADSs to decline.
     Our quarterly revenues and operating results have fluctuated in the past and may continue to fluctuate significantly depending upon numerous factors. In particular, the first and third quarters of each year historically have lower, and the fourth quarter historically has higher, revenues and operating results than the other quarters of the year. We believe that our weaker first quarter performance has been largely due to the Chinese Lunar New Year holiday and that our weaker third quarter performance has largely been due to summer holidays. We believe our stronger fourth quarter performance has been largely due to our customers spending their remaining annual budget amounts. Other factors that may affect our quarterly results include:
•	global economic conditions;

•	our ability to attract and retain distributors and key customers;

•	changes in pricing policies by us or our competitors;

•	variations in customer purchasing cycles;

•	our sales and delivery cycle length;

•	the timing and market acceptance of new product introductions by us or our competitors;

•	our ability to expand into and further penetrate international markets;

•	the timing of receipt of government incentives;

•	inventory value readjustments due to yearend supplier pricing renegotiation;

•	changes in the industry operating environment; and

•	changes in government policies or regulations, including new product approval procedures, or their enforcement.

     Many of these factors are beyond our control, making our quarterly results difficult to predict, which could cause the trading price of our ADSs to decline below investor expectations. You should not rely on our results of operations for prior quarters as an indication of our future results.
Fluctuations in exchange rates could result in foreign currency exchange losses.
     As of December 31, 2009, our cash and cash equivalents were denominated in Renminbi, U.S. dollars, euros and the British pound. In 2007, we began requiring payment in euros from customers located in jurisdictions where the euro is the official currency. As a result, fluctuations in exchange rates between the Renminbi, the U.S. dollar, the euro and the pound affect our relative purchasing power, revenue, expenses and earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi, euro and the pound relative to the U.S. dollar could affect our financial results prepared and reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition or results of operations. The Renminbi is pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.5% each day. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar, the euro or the pound in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued, or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar, the euro or the pound. Fluctuations in exchange rates will also affect the relative value of any dividends we issue, which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make. Appreciation of the Renminbi relative to other foreign currencies could decrease the per unit revenues generated from international sales. If we increased our international pricing to compensate for the reduced purchasing power of foreign currencies, we would decrease the market competitiveness, on a price basis, of our products. This could result in a decrease in our international sales volumes. Very limited hedging instruments are available in China to reduce our exposure to Renminbi exchange rate fluctuations. While we may decide to enter into Renminbi hedging transactions, the effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies could magnify our currency exchange risks. While we may enter into hedging transactions in an effort to reduce our exposure to other foreign currency exchange risks, the effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.
Our revenues and profitability could be materially and adversely affected if there is a disruption in our existing arrangements with our original design manufacturing and original equipment manufacturing customers.
     In 2008 and 2009, ODM and OEM customers together accounted for 1.1% and 0.9%, respectively, of our net revenues. We have invested significant time and resources in cultivating these relationships. In particular, we are typically required to undergo lengthy product approval processes with these customers, which in some cases can take more than one year. The length of the approval process may vary and is affected by a number of factors, including customer priorities, customer budgets and regulatory issues. Delays in the product approval process could materially and adversely affect our business, financial condition and results of operations. Moreover, our ODM and OEM customers may develop their own solutions or adopt a competitor’s solution for products that they currently purchase from us. We may be unable to maintain our existing arrangements with our ODM and OEM customers. In particular, any failure in generating orders from these customers or decrease in sales to these customers, as well as any adoption by these customers of their own or our competitors’ product solutions, could have a material adverse effect on our revenues and profitability.
     If we experience a significant number of warranty claims, our costs could substantially increase and our reputation and brand could suffer.
     We typically sell our products against technical defects with warranty terms covering 12 to 24 months after purchase. Our product warranty requires us to repair all mechanical malfunctions and, if necessary, replace defective components. We accrue liability for potential warranty claims at the time of sale. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, we may have to accrue a greater liability for potential warranty claims. Moreover, an increase in the frequency of warranty claims could substantially increase our costs and harm our reputation and brand. Our business, financial condition, results of operations and prospects may suffer materially if we experience a significant increase in warranty claims on our products.
Our corporate actions are substantially controlled by our principal shareholders. Our dual-class ordinary share structure with different voting rights could discourage others from pursuing any change of control transactions that our shareholders may view as beneficial.
     Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to five votes per share.
     As of January 29, 2010, three of our shareholders and their affiliated entities owned approximately 27.5% of our outstanding ordinary shares, representing approximately 65.1% of our voting power due to our dual-class ordinary share structure. Our co-chief executive officers, Mr. Xu Hang and Mr. Li Xiting, and our executive vice president of strategic development, Mr. Cheng Minghe, through their respective affiliates, hold all of our Class B ordinary shares. These shareholders will continue to exert control over all matters subject to shareholder vote until they collectively own less than 20% of our outstanding ordinary shares. This concentration of voting power may discourage, delay or prevent a change in control or other business combination, which could deprive you of an opportunity to receive a premium for your ADSs as part of a sale of our company and might reduce the trading price of our ADSs. The interests of Mr. Xu, Mr. Li, and Mr. Cheng as officers and employees of our company may differ from their interests as shareholders of our company or from your interests as a shareholder.
Anti-takeover provisions in our charter documents may discourage our acquisition by a third party, which could limit our shareholders’ opportunity to sell their shares, including Class A ordinary shares represented by our ADSs, at a premium.
     Our amended and restated memorandum and articles of association include provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change of control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares, including Class A ordinary shares represented by ADSs, at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction.
     For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix the powers and rights of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. In addition, if our board of directors authorizes the issuance of preferred shares, the trading price of our ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares may be materially and adversely affected.
     Certain actions require the approval of at least two-thirds of our board of directors present at the relevant board meeting which, among other things, would allow our non-independent directors to block a variety of actions or transactions, such as a merger, asset sale or other change of control, even if our independent directors unanimously voted in favor of such action, thereby further depriving our shareholders of an opportunity to sell their shares at a premium. In addition, our directors serve staggered terms of three years each, which means that shareholders can elect or remove only a limited number of our directors in any given year. The length of these terms could present an additional obstacle against the taking of action, such as a merger or other change of control, which could be in the interest of our shareholders.
We may become a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. holders.
Depending upon the value of our ordinary shares and ADSs and the nature of our assets and income over time, we could be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes.
We will be classified as a PFIC in any taxable year if either: (1) at least 50% of the value of our assets, based on an average of the quarterly values of the assets during a taxable year, is attributable to assets that produce passive income or are held for the production of passive income or (2) at least 75% of our gross income for the taxable year is passive income. According to these technical rules, we would likely become a PFIC if the value of our outstanding ordinary shares and ADSs were to decrease significantly while we hold substantial cash and cash equivalents.

We believe we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2009. Although we intend to conduct our business activities in a manner to reduce the risk of our classification as a PFIC in the future, we currently hold, and expect to continue to hold, a substantial amount of cash and other passive assets, and, because the value of our assets is likely to be determined in large part by reference to the market prices of our ADSs and ordinary shares, which are likely to fluctuate, there can no assurance that we will not be classified as a PFIC for 2010 or any future taxable year. If we are a PFIC for any taxable year during which a U.S. investor holds our ADSs or ordinary shares, certain adverse U.S. federal income tax consequences would apply to the U.S. investor.
We may be unable to ensure compliance with United States economic sanctions laws, especially when we sell our products to distributors over which we have limited control.
     The U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC, administers certain laws and regulations that impose penalties upon U.S. persons and, in some instances, foreign entities owned or controlled by U.S. persons, for conducting activities or transacting business with certain countries, governments, entities or individuals subject to U.S. economic sanctions, or U.S. Economic Sanctions Laws. We will not use any proceeds, directly or indirectly, from sales of our ADSs, to fund any activities or business with any country, government, entity or individual with respect to which U.S. persons or, as appropriate, foreign entities owned or controlled by U.S. persons, are prohibited by U.S. Economic Sanctions Laws from conducting such activities or transacting such business. However, we sell our products in international markets through independent non-U.S. distributors which are responsible for interacting with the end-users of our products. Some of these independent non-U.S. distributors are located in or conduct business with countries subject to U.S. economic sanctions such as Cuba, Sudan, Iran, Syria and Myanmar, and we may not be able to ensure that such non-U.S. distributors comply with any applicable U.S. Economic Sanctions Laws.
     Moreover, if a U.S. distributor or one of our United States subsidiaries, Mindray USA Corp. or Mindray DS USA Inc., conducts activities or transacts business with a country, government, entity or individual subject to U.S. economic sanctions, such actions may violate U.S. Economic Sanctions Laws. As a result of the foregoing, actions could be taken against us that could materially and adversely affect our reputation and have a material and adverse effect on our business, financial condition, results of operations and prospects.
We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results or prevent fraud.
     We are subject to provisions of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that we include a report from management on our internal control over financial reporting in our annual reports on Form 20-F. In addition, our independent registered public accounting firm must attest to and report on the operating effectiveness of our internal control over financial reporting. While our management concluded that our internal control over financial reporting is effective as of December 31, 2008, and our independent registered public accounting firm reported on our internal controls over financial reporting, our management may conclude in the future that our internal controls are not effective. Our or our independent public accounting firm’s failure to conclude that our internal control over financial reporting is effective could result in a loss of investor confidence in the reliability of our reporting processes, which could materially and adversely affect the trading price of our ADSs.
     Our reporting obligations as a public company will continue to place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Our failure to maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial reporting processes, which in turn could harm our business and negatively impact the trading price of our ADSs.
Risks Related To Doing Business In China
Changes in China’s economic, political and social condition could adversely affect our financial condition and results of operations.
     We conduct a much of our business operations in China and derived over 45% of our 2009 revenues from sales in China. Accordingly, our business, financial condition, results of operations and prospects are affected to a significant degree by economic, political and social conditions in China. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government has implemented various measures to encourage, but also to control, economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by changes in tax regulations applicable to us.

The PRC legal system embodies uncertainties that could limit the legal protections available to you and us.
     The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiaries, Shenzhen Mindray and Nanjiang Mindray, are foreign-invested enterprises and are subject to laws and regulations applicable to foreign investment in China as well as laws and regulations applicable to foreign-invested enterprises. These laws and regulations change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. As a result, these uncertainties could materially and adversely affect our business and operations.
Recent PRC regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.
     In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents in connection with our prior and any future offshore acquisitions.
     The SAFE regulation required registration by March 31, 2006 of direct or indirect investments previously made by PRC residents in offshore companies prior to the implementation of the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies on November 1, 2005. In addition, the SAFE regulation required subsequent change registration for any change of shareholder structure of offshore companies held by PRC residents. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, including the change registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.
     We previously notified and urged our shareholders, and the shareholders of the offshore entities in our corporate group, who are PRC residents to make the necessary applications and filings, including the change registration, as required under this regulation for our initial public offering in September 2006 and our secondary offering in February 2007. However, as these regulations are relatively new and there is uncertainty concerning their reconciliation with other approval requirements, it is unclear how they, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. While we believe that these shareholders submitted applications with local SAFE offices, some of our shareholders may not comply with our request to make or obtain any applicable registrations or approvals required by the regulation or other related legislation. The failure or inability of our PRC resident shareholders to obtain any required approvals or make any required registrations may subject us to fines and legal sanctions, prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.
We rely principally on dividends and other distributions on equity paid by our operating subsidiary to fund cash and financing requirements, and limitations on the ability of our operating subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business.
     We are a holding company, and we rely principally on dividends and other distributions on equity paid by our operating subsidiary Shenzhen Mindray for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. If Shenzhen Mindray incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Furthermore, relevant PRC laws and regulations permit payments of dividends by Shenzhen Mindray and Nanjing Mindray only out of their respective retained earnings, if any, determined in accordance with PRC accounting standards and regulations.
     Under PRC laws and regulations, Shenzhen Mindray, Nanjing Mindray and Beijing Mindray are required to set aside a portion of their respective net income each year to fund certain statutory reserves. These reserves, together with the registered equity, are not distributable as cash dividends. As of December 31, 2009, the amount of these restricted portions of Shenzhen Mindray was approximately RMB525 million. As a result of these PRC laws and regulations, Shenzhen Mindray and Nanjing Mindray are restricted in their abilities to transfer a portion of their respective net assets to us whether in the form of dividends, loans or advances. Limitations on the ability of Shenzhen Mindray and Nanjing Mindray to pay dividends to us could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business.
Restrictions on currency exchange may limit our ability to utilize our revenues effectively.
     A significant portion of our revenues and a majority of our operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, Shenzhen Mindray and Nanjing Mindray may purchase foreign exchange for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies. Since a significant portion of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside of China denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect the ability of Shenzhen Mindray and Nanjing Mindray to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.
The discontinuation of any of the preferential tax treatments or the financial incentives currently available to us in the PRC could adversely affect our financial condition and results of operations.
     The China Enterprise Income Tax Law, or the New EIT Law, and its implementing rules became effective on January 1, 2008. The New EIT Law significantly curtails tax incentives granted to foreign-invested enterprises, or FIEs, under the previous tax law. Shenzhen Mindray and Beijing Mindray are FIEs. The New EIT Law, however, (i) reduces the top EIT rate from 33% to 25%, (ii) permits companies to continue to enjoy their existing tax incentives, subject to certain transitional phase-out rules, and (iii) introduces new tax incentives, subject to various qualification criteria. The New EIT Law and its implementing rules permit qualified “New and Hi-Tech Enterprises” to enjoy a reduced 15% EIT rate. The published qualification criteria are more difficult to meet than those prescribed by the old tax rules under which we had been granted preferential treatment. Shenzhen Mindray had obtained a qualification certificate of New and Hi-Tech Enterprise status on December 16, 2008, with a valid period of three years starting from 2008 to 2010, and Beijing Mindray had obtained a qualification certificate of New and Hi-Tech Enterprises status on December 24, 2008, with a valid period of three years starting from 2008 to 2010. However, the continued qualification for New and Hi-Tech Enterprise Status for calendar year 2010 and beyond will be subject to annual evaluation by the relevant government authority in China. In addition, Shenzhen Mindray and Beijing Mindray will need to apply for an additional three-year extension upon the expiration of the current qualification if they desire to continue to enjoy the 15% reduced rate. Shenzhen Mindray and Beijing Mindray may not continue to qualify as New and Hi-Tech Enterprises under the New EIT Law, or local tax authorities may change their position and revoke any of our past preferential tax treatments. The discontinuation of any of our preferential tax treatments could materially increase our tax obligations.
     Shenzhen Mindray was also recently awarded “Nationwide Key Software Enterprise” status for calendar year 2009. Under the current tax policies for software and integrated circuit industries, the status will allow Shenzhen Mindray to enjoy a single unified 10% EIT rate applicable for the 2009 calendar year. We anticipate this status will reduce our overall 2009 income taxes by approximately $8.6 million, which we will record in the first quarter of 2010. Nationwide Key Software Enterprise status is granted on an annual basis and is subject to annual review by the relevant government anthority in China. Shenzhen Mindray may not be granted this status for 2010 or in any future year.
     Under the phase-out rules of New EIT Law, enterprises established before the promulgation date of the New EIT Law and which were granted preferential EIT treatment under the then effective tax laws or regulations may continue to enjoy their preferential tax treatments until their expiration. Accordingly, Beijing Mindray, an enterprise established before the promulgation date of the New EIT Law, will continue to enjoy its preferential treatment under the phase-out rules, under which it will continue to enjoy the 50% reduction of the EIT for the taxable years of 2008 to 2010.
     Another PRC subsidiary, Nanjing Mindray, was entitled to an EIT exemption for two years from 2008 to 2009 and is currently entitled to a 50% tax reduction from 2010 to 2012.

     Pursuant to a PRC tax policy intended to encourage the development of software and integrated circuit industries, our primary operating subsidiary in the PRC, Shenzhen Mindray, has been entitled to a refund of VAT paid at a rate of 14% of the sale value of self-developed software that is embedded in our products since 2001. The amount of VAT refunds included in revenue in 2008 and 2009 was $21.8 million and $24.8 million, respectively. This VAT refund policy is scheduled to end on December 31, 2010. If the PRC tax authority does not issue a new preferential treatment for the software and integrated circuit industries for the refund of VAT after December 31, 2010, it could significantly reduce or eliminate our prefrential tax treatment.
     Any increase in the EIT rate applicable to us or discontinuation or reduction of any of the preferential tax treatments or financial incentives currently enjoyed by our PRC subsidiaries and affiliated entity could adversely affect our business, operating results and financial condition.
     We may be classified as a “resident enterprise” for PRC enterprise income tax purposes. This classification could result in unfavorable tax consequences to us and our non-PRC shareholders.
     The New EIT Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” and are generally subject to the uniform 25% EIT rate on their worldwide income. A recent circular issued by the PRC State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises established outside of China as “resident enterprises” states that dividends paid by such “resident enterprises” and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when received or recognized by non-PRC resident enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the New EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and assets of an enterprise. In addition, the recent circular mentioned above specifies that certain Chinese-invested enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision-making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of senior management or directors having voting rights.
     If the PRC tax authorities determine that we are a “resident enterprise,” a number of unfavorable PRC tax consequences could follow. First, we will be subject to income tax at the rate of 25% on our worldwide income. Second, although under the New EIT Law and its implementing rules, dividends paid to our Hong Kong company and ultimately to our Cayman Islands company from our PRC subsidiaries would qualify as “tax-exempted income,” we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as “resident enterprises” for PRC EIT purposes. Finally, dividends payable by us to our investors and gain on the sale of our shares may become subject to PRC withholding tax as described below. This could have the effect of increasing our and our shareholders’ effective income tax rate and could also have an adverse effect on our net income and results of operations, and may require us to deduct withholding tax amounts from any dividends we pay to our non-PRC shareholders.
     Dividends payable by us to our foreign investors and gain on the sale of our ADSs or ordinary shares may become subject to withholding taxes under PRC tax laws.

     Under the New EIT Law and its implementation rules, to the extent that we are considered a “resident enterprise” which is “domiciled” in China, PRC withholding income tax at the rate of 10% is applicable to dividends payable by us to investors that are “non-resident enterprises” so long as such “non-resident enterprise” investors do not have an establishment or place of business in China or, despite the existence of such establishment or place of business in China, the relevant income is not effectively connected with such establishment or place of business in China. Similarly, any gain realized on the transfer of our shares or ADSs by such investors is also subject to a 10% PRC withholding income tax if such gain is regarded as income derived from sources within China and we are considered a “resident enterprise” which is domiciled in China for PRC enterprise income tax purposes. Additionally, there is a possibility that the relevant PRC tax authorities may take the view that our purpose is a holding company, and the capital gain derived by our overseas shareholders or ADS holders from the share transfer is deemed China-sourced income, in which case such capital gain may be subject to PRC withholding tax. It is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise investors or a individual income tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our shares or ADSs. In addition to the uncertainty in how the new “resident enterprise” classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the new New EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders and ADS holders who are “non-resident enterprises,” or if you are required to pay PRC income tax on the transfer of our shares or ADSs under the circumstances mentioned above, the value of your investment in our shares or ADSs may be materially and adversely affected. It is unclear whether, if we are considered a PRC “resident enterprise”, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.
We may be unable to enjoy the favorable 5% treaty-based rate of income tax withholding for any dividends our PRC subsidiaries pay to us through our Hong Kong holding companies.
     The PRC State Administration of Taxation promulgated a tax notice on October 27, 2009, or Circular 601, which provides that tax treaty benefits will be denied to “conduit” or shell companies without business substance, and a beneficial ownership analysis will be used based on a “substance-over-form” principle to determine whether or not to grant tax treaty benefits. It is unclear at this early stage whether Circular 601 applies to dividends from our PRC subsidiaries paid to us through our Hong Kong subsidiaries. It is possible, however, that under Circular 601 our Hong Kong subsidiaries would not be considered to be the beneficial owners of any such dividends, and that such dividends would as a result be subject to income tax withholding at the rate of 10% rather than the favorable 5% rate applicable under the tax treaty between mainland China and Hong Kong.

BUSINESS
Overview
     We are a leading developer, manufacturer and marketer of medical devices worldwide. We maintain our global headquarters in Shenzhen, China, U.S. headquarters in Mahwah, New Jersey and multiple sales offices in major international markets. From our main manufacturing and engineering base in China and through our worldwide distribution network, we supply internationally a broad range of products across three primary business segments, comprising patient monitoring and life support products, in-vitro diagnostic products and medical imaging systems. We provide after-sales services to distributors and hospitals in China through 30 local offices based in provincial capital cities. We also provide after-sales services to hospitals in the U.S., the United Kingdom and France where we have direct sales.
     We sell our products through different distribution channels in different geographies. In China, we sell our products primarily to third-party distributors. We believe we have one of the largest distribution, sales and service networks for medical devices in China with more than 2,400 distributors and approximately 1,200 sales and sales support personnel as of December 31, 2009. In China, we also sell our products directly to hospitals, clinics, government health bureaus, and to ODM and OEM customers. Outside of China, we sell our products through more than 1,500 third-party distributors and through our sales force of approximately 150 based in the U.S., the United Kingdom, and France, as of December 31, 2009.
     We employ a vertically integrated operating model that enables us to efficiently develop, manufacture and market quality products at competitive prices. Our research and development team and our manufacturing department work closely together to optimize manufacturing processes and develop commercially viable products. In addition, they incorporate regular feedback from our sales and marketing personnel, enabling us to timely and cost-effectively introduce products tailored to end-user needs. Furthermore, our research and development and manufacturing operations, which are based primarily in China, provide us with a distinct competitive advantage in international markets by enabling us to leverage low-cost technical expertise, labor, raw materials, and facilities.
     We have made and expect to continue making substantial investments in research and development activities, investing approximately 10% of our net revenues in research and development in 2007, 2008, and 2009. We currently have research and development centers located in Shenzhen, Beijing, and Nanjing, China. We also maintain research and development centers in Seattle, Washington, Mahwah, New Jersey, and Stockholm, Sweden. We believe that our emphasis on research and development investment is the most important core competency we have to achieve our historic growth and maintain growth possibilities going forward. We maintain what we believe is the largest research and development team of any medical device manufacturer based in China. As of December 31, 2009, we had more than 1,400 engineers in multiple research and development centers in both China and the U.S. Our research and development headquarters in Shenzhen coordinates our global research and development efforts, leveraging the core competencies of each of our centers.
     We commenced operations in 1991 through our predecessor entity. We were incorporated as Mindray International Holdings Limited in the Cayman Islands on June 10, 2005, an exempted company with limited liability under the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law. In March 2006, we changed our name to Mindray Medical International Limited.
     Our principal executive offices are located at Mindray Building, Keji 12th Road South, Hi-tech Industrial Park, Nanshan, Shenzhen, 518057, People’s Republic of China, and our telephone number is (86-755) 2658-2888. Our website address is http://www.mindray.com. Information on our website does not constitute part of this prospectus.
Products
     We have three primary product business segments — patient monitoring and life support products, in-vitro diagnostic products and medical imaging systems — and produce a range of medical devices across these business segments.

     Over the past three years, we have significantly expanded our geographic scope and increased the percentage of our revenues generated by international sales. Our products have been sold in more than 160 countries, and international sales accounted for 53.9% of our net revenues in 2009.
     We typically obtain a CE mark and FDA 510(k) clearance for the products we intend to market internationally. A CE mark certifies full compliance with the Medical Device Directives of the European Union and enables us to market the products in any member state of the European Union. We declare the CE mark ourselves for our in-vitro diagnostic products pursuant to the relevant regulation of European Union, and the remaining are issued by TUV. The CE mark issued by TUV demonstrates that not only has a representative sample of the product been evaluated, tested, and approved for safety, but also that the production line has been inspected on an annual basis. FDA 510(k) clearance from the U.S. Food and Drug Administration, or FDA, is required to market any of the medical devices in our current product portfolio in the United States.
     The chart below provides selected summary information about the products that we introduced in 2009:

Business Segment	Products	Description
Patient Monitoring and Life support products	WATO EX20/30	A basic version of anesthesia machine
	Hylite 6700/6500 and Hybase 6100	First generation of surgical light and surgical bed
	Hypart 3000/6000/8000	Surgical suite equipment to be used along with our surgical light, surgical bed, patient monitors and anesthesia machines

	Beneheart D6	Defibrilator

	Netguard	Clinical Alert System

Medical Imaging Systems	DC-7	Higher end cart-based color ultrasound system
	DP-6900	Portable B/W ultrasound system
	DigiEye 760	Digital radiography system

In-Vitro Diagnostic Products	BC5800	More advanced 5-part hematology analyzer

Patient Monitoring and Life Support Products
     Patient monitoring devices. Our patient monitoring devices track the physiological parameters of patients, such as heart rate, blood pressure, respiration and temperature. We currently offer patient monitoring devices that are suitable for adult, pediatric and neonatal patients and are used principally in hospital intensive care units, operating rooms and emergency rooms. Our product line offers customers a broad range of functionality, such as single- and multiple-parameter monitors, mobile and portable multifunction monitors, central stations that can collect and display multiple patient data on a single screen, and an electro-cardiogram monitoring device. Our multi-parameter monitoring devices can be networked, allowing hospitals to remotely gather patient data from patient rooms and centralize that data in a single location. Our patient monitoring devices also have built-in recorders and have batteries for portability in most models, as well as power backup in the event of power failure in mobile models. We also offer a line of veterinary monitoring devices.
     Life support products. We are also actively expanding the range of our life support products. We currently offer anesthesia machines and a defibrillator, which we introduced in 2009. We also introduced surgical beds and surgical lights in 2009.
     Sales of our patient monitoring and life support products accounted for 36.2%, 44.5%, and 43.9% of our total net revenues in 2007, 2008, and 2009, respectively.
In-vitro Diagnostic Products
     Our in-vitro diagnostic products provide data and analysis on blood, urine and other bodily fluid samples for clinical diagnosis and treatment. We offer a range of semi-automated and fully-automated in-vitro diagnostic products for laboratories, clinics and hospitals to perform analysis to detect and quantify various substances in the patient samples. Our current product portfolio consists of in-vitro diagnostic products in two primary product categories: hematology analyzers and biochemistry analyzers.
     Hematology analyzers. Our hematology analyzers test blood samples to detect abnormalities or foreign substances. For example, our hematology analyzers can be used to detect blood diseases, such as anemia, and to screen to differentiate between illnesses caused by viruses from those caused by bacteria. We currently offer semi-automated and fully-automated three-part differential analyzers and fully-automated five-part differential analyzers (analyzers of three or five different types of white blood cells) with the ability to analyze a broad range of parameters through the use of reagents.
     Biochemistry analyzers. Our biochemistry analyzers measure the concentration or activity of substances such as enzymes, proteins and substrates. These analyzers may be used as therapeutic drug monitors or to check for drug abuse. Our leading biochemistry analyzer, the BS-200 automated analyzer, can hold up to 40 samples at a time with up to 40 reagents, allowing for up to 200 tests per hour.
     We also offer reagents for use with our in-vitro diagnostic products. A reagent is a substance used in the chemical reactions analyzed by our in-vitro diagnostic products. We offer more than 70 reagents for hematology analyzers and 45 reagents for biochemistry analyzers. We also offer reagents that can be used in diagnostic laboratory instruments produced by other international and China-based manufacturers. This ongoing consumption and resulting need to order additional reagents creates a recurring revenue stream for us. As we expand our line of reagents available for sale in China and continue to grow our installed base of in-vitro diagnostic products and offer products with the ability to run more tests per hour, we anticipate that the recurring revenue stream from domestic reagent sales will likewise grow. Reagent sales accounted for 12.6%, 15.3%, and 19.9% of our in-vitro diagnostic products segment revenues in 2007, 2008, and 2009, respectively.

     Sales of our in-vitro diagnostic products, including sales of reagents, accounted for 31.2%, 25.1%, and 24.5% of our total net revenues in 2007, 2008 and 2009, respectively.
Medical Imaging Systems
     Our medical imaging systems segment includes both ultrasound systems and digital radiography systems. Our ultrasound systems use computer-managed sound waves to produce real time images of anatomical movement and blood flow. Ultrasound systems are commonly employed in medical fields such as urology, gynecology, obstetrics and cardiology. We currently sell black and white and color portable and mobile ultrasound systems, and offer a broad range of transducers to enhance the adaptability of these products for a variety of applications. We believe this variety and adaptability increases customer appeal and broadens our potential client base.
     Our digital radiography systems use flat-panel detectors to capture images. Digital radiography systems shorten X-ray exposure time compared to traditional film-based radiography systems. The detector design eliminates manual activities, hastens treatment, improves patient comfort and provides greater cost efficiency. In 2008, we introduced our first digital radiography system, the DigiEye560T. In 2009, we introduced an additional digital radiography system, the DigiEye760.
     Our medical imaging systems segment accounted for 31.1%, 25.4%, and 25.6% of our total net revenues in 2007, 2008, and 2009, respectively.
Distribution, Direct Sales
Third Party Distributor Network in China
     As of December 31, 2009, our nationwide distribution and sales network in China consisted of more than 2,400 distributors and 1,200 sales and sales support personnel located in 30 offices in almost every province in China. Our distribution network broadens our customer reach and enhances our ability to further penetrate the market in China within a short period of time. Exclusive distributors have the exclusive right to sell one or more of our products in a defined territory. In a given territory we may have several distributors selling different products on an exclusive basis if their customers or use-fields are specified differently. We often select exclusive distributors from our pool of non-exclusive distributors based on their prior sales performance for us. We also make selections based on factors such as sales experience, knowledge of medical equipment, contacts in the medical community, reputation and market coverage. We grant the majority of our distributors in China an exclusive right to sell a particular product or set of products within a specified territory or country. We actively manage our distribution network, regularly reviewing distributor performance and terminating distributors due to underperformance. Our distribution agreements are typically negotiated and renewed on an annual basis. None of our distributors accounted for more than 2% of our net revenues in each of the past three years. Prior to shipment, our exclusive distributors in China typically pay between 30% and 100% of the purchase price for products.
Tender Sales in China
     We make tender sales in China through government-run tender sale processes. When we make tender sales to central or provincial level medical equipment purchasing agents, we enter into a binding contract for each sale. The payment terms for these contracts vary widely and are dictated by non-negotiable, standard government bidding contracts, which often provide for a smaller percentage of the total purchase price paid at the time of delivery. China-based tender sales and after-sales services provided to government agency customers accounted for 24.8%, 15.3%, and 17.4% of our net domestic revenues, in 2007, 2008, and 2009, respectively.
Our International Third Party Distribution Network

     As of December 31, 2009, our international distribution and sales network consisted of more than 1,500 distributors covering more than 160 countries. We grant a minority of our international distributors an exclusive right to sell a particular product or set of products within a specified territory or country.
     Our international distributors typically pay the entire purchase price or provide a letter of credit for the products they order. We also extend credit to selected distributors in the United States and Europe. As we expand our international sales to distributors in developed countries, we sometimes provide credit terms to qualified distributors that we believe are consistent with prevailing market practices in their distribution areas. The majority of our credit extended to international distributors is covered by our export credit insurance. To those distributors who meet their sales targets and pay their receivables, we provide a predetermined amount of credit which can be exchanged for our products. Over the last three years, we have not recognized any significant losses relating to payment terms provided to our distributors.
International Direct Sales
     We have direct sales channels in the U.S., United Kingdom and France. As of December 31, 2009, we employed a sales team in these regions of approximately 150 sales agents, who have relationships with hospitals, medical clinics and doctors throughout their sales regions. Typical credit terms to direct sales customers are 90 to 100 days, which we believe range below the industry average.
Marketing
     We focus our marketing efforts on establishing business relationships and growing our brand recognition, which primarily involve attending and sponsoring exhibitions and seminars pertaining to our product offerings. In 2009, we attended or sponsored more than 800 medical exhibitions and seminars. We also conduct on-site demonstrations of our products at hospitals on a regular basis, and we often offer new customers one of our products at a discounted rate. We also advertise in industry publications that cater to distributors of medical devices, industry experts or doctors.
Customers
     We have three categories of customers: (i) distributors, (ii) original design manufacturers, or ODM customers, and original equipment manufacturers, or OEM customers, and (iii) hospitals and government agencies to whom we sell directly. Our customer base is widely dispersed both on a geographic and a revenues basis. Our largest customer in each of the past three years was an ODM customer that accounted for 1.7%, 0.9%, and 0.7% of our net revenues in 2007, 2008, and 2009, respectively. Our ten largest customers based on net revenues collectively accounted for 10.0%, 6.4%, and 5.5% of our net revenues in 2007, 2008, and 2009, respectively.
     Our distributors. Sales to our distributors make up the substantial majority of our revenues, both on a segment by segment basis and in the aggregate. As of December 31, 2009, we had more than 2,400 distributors in China and more than 1,500 additional distributors internationally.
     ODM and OEM customers. We manufacture products for ODM customers based on our own designs and employing our own intellectual property, while we manufacture products for OEM customers based on their product designs. Although ODM and OEM products’ gross margins tend to be lower than those of our own branded products, ODM and OEM products provide us with an additional source of income generally generated through bulk orders. Our ODM customers also pay us a fee to help offset the research and development costs of developing the technologies associated with the ODM products they purchase from us. ODM and OEM clients accounted for 5.9%, 1.1%, and 0.9% of our net revenues in 2007, 2008, and 2009, respectively.
     Hospital and government agency customers. In China, our hospital and government agency customers primarily include hospitals, as well as central and provincial level public health bureaus and population and family planning bureaus. These customers typically place large volume orders that are awarded based on bids submitted by competing medical equipment companies through a state-owned bidding agent, and we count them as government tender sales. In some cases, these customers do not engage a bidding agent to solicit competitive bids from several vendors, and we are allowed to negotiate directly with them, in which case we count these sales as direct sales.

     Internationally, our direct sales force in the U.S., United Kingdom and France sells primarily to hospitals with 300 or fewer beds, as well as surgery centers, private clinics, and veterinary clinics.
Customer Support and Service
China
     We believe that we have the largest customer support and service team for medical devices in China, with more than 250 employees located in our headquarters in Shenzhen and our 30 offices in China as of December 31, 2009. This enables us to provide domestic training, technical support, and warranty, maintenance and repair services to end-users of our products, as well as distributor support and service.
•	End-User Support and Service. In 2009, we conducted more than 100 training sessions in hospitals throughout China and almost 200 training sessions at our headquarters in Shenzhen and our offices in China. We also maintain a customer service center in Shenzhen for channeling customer needs for preliminary technical support and repair for products sold. For support issues that require a site visit or for maintenance and repair requests, we maintain maintenance and repair personnel as well as supplies of parts and components at our China offices. We believe our domestic support and service capabilities give us a significant advantage over our competitors, as they enable us to respond timely to requests for support, maintenance, and repair, which in turn creates and reinforces positive impressions of our brand.

•	Distributor Support and Service. In addition to ensuring that our brand is associated with high quality products and responsive service, our customer support and service employees work with our distributors in a wide range of areas to help them become more effective. In particular, we can assist our distributors in establishing a series of best practices in their approach to sales and marketing management, helping them identify market opportunities, and providing feedback on their sales performance and customer relations.
     We also provide our distributors with technical support, including training in the basic technologies of the products they sell, participating in presentations to potential customers, and assisting in preparing bidding documents for large volume purchase contracts awarded through competitive bidding and tenders. By working closely with our domestic distributors, our customer support and service employees are able to provide us valuable insights into the operations of each local distributor, which help us ensure that each distributor is able to operate effectively for us.
International
     In several of the countries where we have direct sales, particularly the U.S., United Kingdom and France, we also provide substantial after-sales services. Our service solutions business provides support with an array of integrated solutions, from project management and network installations, to comprehensive technology maintenance programs. The dedicated service offers clinical engineering partnership programs and rapid emergency service response, optimizing product performance and clinical results.
     In our other international markets, we rely on our distributors to provide after-sales services. We provide technical support and training to our international distributors on an ongoing basis. When we conduct our training and technical support visits to the locations of our international distributors, we also take the opportunity to meet with a sample of end-users in that market to gather feedback on our products as well as market information such as levels of satisfaction, price information and specific functions desired from end-users serviced by our distributors.
     We also maintain international sales and service offices. As our international markets mature, we will consider adding additional offices to assist with sales and support.

Manufacturing and Assembly
     We currently have two principal manufacturing facilities in China and a final assembly and testing facility in Mahwah, New Jersey for some of our products.
     Both of our China-based facilities are ISO 9001 and ISO 13485 certified. We continue to manufacture and assemble our in-vitro diagnostic products in our older China-based facility, which is approximately 280,000 square feet in size. We manufacture and assemble patient monitoring and life support products and medical imaging systems in our new China-based facility, which is approximately 820,000 square feet in size.
     As part of our overall strategy to lower production costs through our vertically integrated operating model, we have made substantial investments in our in-house manufacturing infrastructure to complement our research and development and product design activities. In particular, we seek to achieve the following objectives:
•	Increase use of common resources within and across products. By identifying resources that can be commonly applied within and across products, we are able to purchase raw materials and components in greater quantities, which often results in reduced material and component costs. As we improve existing products and develop new products, we look to carry over common resources. The cost of the new or improved product can be reduced as a result of the lower costs already in place from volume purchases. As more products utilize common resources, the resulting increased purchases of common resources further reduce costs, with benefits across a range of products.

•	Increase use of in-house manufactured components. To better optimize the benefit of our use of common resources across business segments and increasing sales levels, we produce the majority of the components that go into our products. As we continue to refine our use of common resources and grow our revenues, we anticipate creating additional economies of scale, allowing us to move additional component production in-house, thereby lowering our production costs.

•	Increase use of common manufacturing and assembly practices within and across business segments. We continually seek to identify common manufacturing and assembly practices both within and across business segments. By identifying common manufacturing and assembly practices for new products, we seek to reduce capital outlays for new manufacturing equipment. This also allows us to spread our manufacturing team across fewer manufacturing and assembly stations, creating a streamlined manufacturing and assembly workflow. We believe this increases employee efficiency, with employees required to learn to manufacture or assemble fewer components, and reduces our training costs.
     We believe that by increasingly using common resources, manufacturing components in-house and using common manufacturing and assembly practices, we will be able to maintain or improve our competitive cost structure.
     Our manufacturing strategy also incorporates strategic outsourcing. In particular, we outsource components that we believe can more efficiently and cost-effectively be produced by third party providers. Major outsourced components include integrated circuits, electronic components, raw materials and chemicals for reagents, and valves. Other components outsourced in the manufacturing process include various types of other electrical and plastic parts that are generally readily available in sufficient quantities from our local suppliers.
     Consistent to our overall strategy of maintaining a China-based manufacturing infrastructure and leveraging our vertically integrated operating model, we have taken steps to transfer traditionally outsourced manufacturing contracts by our acquired U.S. operations to our in-house manufacturing infrastructure in China. The ongoing process to transfer our manufacturing from outsourcing to in-house production in China is part of our effort to realize cost synergies in relation to our acquisition of Datascope’s patient monitoring device business.
     We purchase components for our products from more than 500 suppliers, most of whom have long-term business relationships with us. No single supplier accounted for more than 3% of our supply purchases in 2008 or 2009. Since we have multiple suppliers for most of our components, we believe it is beneficial not to have long-term supply contracts with our suppliers; accordingly we generally enter into annual contracts. In particular, having the ability to negotiate price reductions on a periodic basis has allowed us to reduce our component costs and to maintain our profit margins.

     We have our own independent quality control system, and devote significant attention to quality control for the designing, manufacturing, assembly, and testing of our products. In particular, we have established a quality control system in accordance with SFDA regulations. In addition, we obtained ISO 9001 certification and ISO 13485 certification issued by both TUV and Beijing Hua Guang. We have received international certifications for various products including FDA clearance letters, Canadian Medical Device Licenses and CE marks. We inspect components prior to assembly, and inspect and test our products both during and after their manufacture and assembly.
     Each of our products is typically sold with a 12 to 24-month warranty against technical defects. If necessary, we will exchange a defective product. However, we do not accept any returns for a refund of the purchase price. The costs associated with our warranty claims have historically been low though we do accrue a liability for potential warranty costs at the time of sale based on historical default rates and estimated associated costs.
Intellectual Property
     We believe we have developed a valuable portfolio of intellectual property rights to protect the technologies, inventions and improvements that we believe are significant to our business, which includes issued patents in China and pending patent applications in China, the U.S. and Europe. Moreover, we possess proprietary technology and know-how in manufacturing processes, design, and engineering. We plan to expand our portfolio of intellectual property rights in overseas markets as we increase our sales in those markets.
     We have not filed for patent protection in Asian countries other than China based on our assessment of risks of third party infringement of our intellectual property in those markets and the costs of obtaining patent protection there. In general, while we seek patent protection for our proprietary technologies in major markets such as China, the U.S. and Europe, we do not rely solely on our patents to maintain our competitive position, and we believe that development of new products and improvements of existing products at competitive costs has been and will continue to be important to maintaining our competitive position. We will continue to evaluate our patent filing decisions based on cost/benefit analyses. See “Risk Factors — Risks Relating to Our Business and Industry — Unauthorized use of our brand name by third parties, and the expenses in developing and preserving the value of our brand name, may adversely affect our business.”
     Our success in the medical equipment industry depends in substantial part on effective management of both intellectual property assets and infringement risks. In particular, we must be able to protect our own intellectual property as well as minimize the risk that any of our products infringes on the intellectual property rights of others.
     We perform intellectual property due diligence studies on trademarks and patents, using both in-house and third-party intellectual property resources. Our intellectual property department and program are led by an experienced, licensed in-house U.S. patent attorney. However, due to the complex nature of medical equipment technology patents and the uncertainty in construing the scope of these patents, as well as the limitations inherent in freedom-to-operate searches, the risk of infringing on third party intellectual properties cannot be eliminated. See “Risk Factors — Risks Relating to Our Business and Industry — We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our consolidated financial condition and results of operations.”
     We enter into agreements with all our employees involved in research and development, under which all intellectual property during their employment belongs to us, and they waive all relevant rights or claims to such intellectual property. All our employees involved in research and development are also bound by a confidentiality obligation, and have agreed to disclose and assign to us all inventions conceived by them during their term of employment. Despite measures we take to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or our proprietary technology or to obtain and use information that we regard as proprietary. See “Risk Factors — Risks Relating to Our Business and Industry — If we fail to protect our intellectual property rights, it could harm our business and competitive position.”

     We have no material license arrangements with any third party. We often purchase components that incorporate the supplier’s intellectual property, especially with respect to components with advanced technologies that we are currently not capable of producing ourselves.
     We believe that we have successfully established our brand in China. We have registered trademarks in China and in the U.S. and in other countries for the “Mindray” name and associated marks used on our own-brand products and we have trademark license rights for the use of the Datascope trademarks used in our patient monitoring devices through the year 2015. We have also filed for trademark protection for the “Mindray” name and associated marks in additional North American, European and Asian countries where we market our products, and will continue to follow our brand management policy to build brand name recognition of “Mindray” and associated marks in these countries. As part of our overall strategy to protect and enhance the value of our brand, we actively enforce our registered trademarks against any unauthorized use by a third party. In a court case in 2005, where we brought suit against another medical device company for its unauthorized use of the “Mindray” name, the court determined our Mindray trademark to be a “well-known mark.” Based on part on this finding, and also on evidence of the widespread awareness of our products in China, we are also applying to the relevant governmental administrative authority to have our Mindray name designated a “well-known mark.” Since such marks in China enjoy stronger protections than the other marks without such designation, this court ruling helps strengthen our ability to protect the value of our brand in China.
Competition
     The medical equipment and healthcare industries are characterized by rapid product development, technological advances, intense competition and a strong emphasis on proprietary products. Across all product lines and product tiers, we face direct competition both domestically in China and internationally. We compete based on factors such as price, value, customer support, brand recognition, reputation, and product functionality, reliability and compatibility.
     For domestic sales, our competitors include publicly traded and privately held multinational companies and domestic Chinese companies. We believe that we can continue to compete successfully in China because our established domestic distribution network and customer support and service network allows us significantly better access to China’s small- and medium-sized hospitals. In addition, our strong investment in research and development, coupled with our low-cost operating model, allows us to compete effectively for our sales to large-sized hospitals.
     In international markets, our competitors include publicly traded and privately held multinational companies. These companies typically focus on the premium segments of the market. We believe we can successfully penetrate certain international markets by offering products of comparable quality at substantially lower prices. We also face competition in international sales from companies that have local operations in the markets in which we sell our products. We believe that we can compete successfully with these companies by offering products of substantially better quality at comparable prices.
     Set forth below is a summary of our primary competitors by business segment. We expect to increasingly compete against multinational companies, both domestically and internationally, as we continue to manufacture more advanced products.
     Patient Monitoring and Life support products. For domestic sales of patient monitoring and life support products, our primary competitors are Draeger Medical, GE Healthcare, Biolight, Koninklijke Philips Electronics, Spacelabs and Nihon Kohden. For international sales of patient monitoring devices, our primary competitors are GE Healthcare, Koninklijke Philips Electronics, Siemens Medical and Nihon Kohden.
     In-Vitro Diagnostic Products. For domestic sales of hematology analyzers, our primary competitors are Abbott Laboratories, Beckman Coulter, ABX, Urit Medical, Baxter, Tecom Science Corporation Nihon Kohden, and Sysmex Corporation. For international sales of hematology analyzers, our primary competitors are Beckman Coulter, Abbott Laboratories and Sysmex Corporation.
     For domestic sales of biochemistry analyzers, our primary competitors are Biotecnica Instruments, Beckman Coulter, Hitachi, Sysmex Corporation, Abbott and Roche Diagnostics. For international sales of biochemistry analyzers, our primary competitors are Beckman Coulter and Roche Diagnostics.

     Medical Imaging Systems. For domestic sales of medical imaging systems, our primary competitors are GE Healthcare, Siemens Medical, Philips Electronics, Aloka, Toshiba, Hitachi, Esaote Group and Medison. For international sales of medical imaging systems, our primary competitors are Siemens Medical, GE Healthcare, Koninklijke Philips Electronics, Esaote and Toshiba Medical Systems.
     These and other of our existing and potential competitors may have substantially greater financial, research and development, sales and marketing, personnel and other resources than we do and may have more experience in developing, manufacturing, marketing and supporting new products. See “Risk Factors — Risks Relating to Our Business and Industry — Our business is subject to intense competition, which_may reduce demand for our products and materially and adversely affect our business, financial conditions, results of operations and prospects.”
     We must also compete for distributors, particularly international distributors, with other medical equipment companies. Our competitors will often prohibit their distributors from selling products that compete with their own. These and other potential competitors may have higher visibility, greater name recognition and greater financial resources than we do. See “Risk Factors — Risks Relating to Our Business and Industry — We depend on distributors for a significant majority of our revenues; we typically do not have long-term distribution agreements, and competition for suitable distributors is intense. Failure to maintain relationships with our distributors or to otherwise expand our distribution network would materially and adversely affect our business.”
Employees
     We had approximately 3,700, 5,500 and 5,800 employees worldwide as of December 31, 2007, 2008, and 2009, respectively. The following table sets forth the number of employees categorized by function as of December 31, 2009:

As of
December 31,
2009
Manufacturing	2,030
Research and development	1,330
General and administration	314
Marketing and sales (including customer support and service)	1,594
Mindray Medical USA Corp. (Seattle)	12
Mindray, Nanjing, China	125
Mindray DS USA	358

Total	5,763
     As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC law to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses, housing funds and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date. The contributions we made to employee benefit plans in 2007, 2008, and 2009 were $2.0 million, $5.7 million, and $7.0 million, respectively. We did not pay housing funds for our Shenzhen Mindray employees or Nanjing Mindray employees.
     Generally, we enter into a three-year standard employment contract with our officers and managers and a three-year standard employment contract with other employees. According to these contracts, all of our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us. Furthermore, the employment contracts with officers or managers generally include a covenant that prohibits officers or managers from engaging in any activities that compete with our business for two years after the period of their employment with us. It may be difficult or expensive for us to seek to enforce the provisions of these agreements.
Executive Officer and Director Compensation
     In 2009, we paid aggregate cash compensation of approximately $1.6 million to our directors and executive officers as a group. We do not pay or set aside any amounts for pension, retirement or other benefits for our officers and directors.

Legal Proceedings
We are currently not a party to any material legal proceeding. From time to time, we may bring against others or be subject to various claims and legal actions arising in the ordinary course of business.

ENFORCEMENT OF CIVIL LIABILITIES
     We are incorporated in the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
     A majority of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in US courts judgments obtained in US courts based on the civil liability provisions of the US federal securities laws against us, our officers and directors.
     We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
     Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Jun He Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
     Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.
     Jun He Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Jun He Law Offices has further advised us that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the US federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by US courts.

RATIO OF EARNINGS TO FIXED CHARGES
     The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated. We computed these ratios by dividing earnings by fixed charges. For this purpose, earnings consist of earnings before income taxes and non-controlling interests plus fixed charges. Fixed charges consist of interest expense, whether capitalized or expensed.

	Year Ended December 31,
2009	2008	2007	2006	2005
32.7x	23.2x	8372.5x	850.9x	115.9x

USE OF PROCEEDS
     When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF SHARE CAPITAL
     Our authorized share capital consists of 4,000,000,000 Class A ordinary shares, par value of HK$0.001 per share, 1,000,000,000 Class B ordinary shares, par value of HK$0.001 per share, and 1,000,000,000 shares of such class or designation as the board may determine. As of February 26, 2010, there were 30,430,456 Class A ordinary shares issued and outstanding and 26,619,907 Class B ordinary shares issued and outstanding.
     We were incorporated as Mindray International Holdings Limited in the Cayman Islands on June 10, 2005, an exempted company with limited liability under the Companies Law. In March 2006, we changed our name to Mindray Medical International Limited. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. A Cayman Islands exempted company:
•	is a company that conducts its business outside of the Cayman Islands;

•	is exempted from certain requirements of the Companies Law, including a filing of an annual return of its shareholders with the Registrar of Companies;

•	does not have to make its register of shareholders open to inspection; and

•	may obtain an undertaking against the imposition of any future taxation.
     Our amended and restated memorandum and articles of association provides for two classes of ordinary shares: Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights, as described in the following paragraphs. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
     The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in order to exercise shareholders’ rights in respect of the ordinary shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs.
     Meetings
     Subject to our regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than 10 days’ notice in writing. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our amended and restated articles of association or the terms of issue of the ordinary shares they hold, are not entitled to receive such notices from us, and also to our principal external auditors. Extraordinary general meetings may be called only by the chairman of our board of directors or a majority of our board of directors, and may not be called by any other person. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting other than with respect to: (a) the declaration and sanctioning of dividends; (b) consideration and adoption of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the balance sheet; (c) the election of directors; (d) appointment of auditors (where special notice of the intention for such appointment is not required by applicable law) and other officers; (e) the fixing of the remuneration of the auditors, and the voting of remuneration or extra remuneration to our directors; (f) the granting of any mandate or authority to our directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital representing not more than 20% in nominal value of our existing issued share capital; and (g) the granting of any mandate or authority to our directors to repurchase our securities.
     Notwithstanding that a meeting is called by shorter notice than that mentioned above, but, subject to applicable regulatory requirements, it will be deemed to have been duly called, if it is so agreed by a majority in number of our shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 75% in nominal value of the ordinary shares giving that right.

     At any general meeting, two shareholders entitled to vote and present in person or by proxy that represent not less than one-third of our issued and outstanding voting shares will constitute a quorum. No business other than the appointment of a chairman may be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders meetings.
     A corporation being a shareholder shall be deemed for the purpose of our amended and restated articles of association to be present in person if represented by its duly authorized representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.
     The quorum for a separate general meeting of the holders of a separate class of shares is described in “— Modification of Rights.”
     Voting Rights Attaching to the Shares
     All of our shareholders have the right to receive notice of shareholder meetings and to attend, speak and vote at such meetings. In respect of matters requiring shareholder vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to five votes. A shareholder may participate at a shareholders’ meeting in person or by proxy. A resolution put to the vote of a meeting shall be decided on a poll.
     No shareholder shall be entitled to vote or be counted in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.
     If a clearing house or depositary (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the clearing house or depositary (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee(s)).
     While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware General Corporation Law where cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provisions in our amended and restated memorandum and articles of association to allow cumulative voting for such elections.
     Protection of Minority Shareholders
     The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.
     Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up or, as an alternative to a winding up order, (1) an order regulating the conduct of the company’s affairs in the future, (2) an order requiring the company to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained it has omitted to do, (3) an order authorising civil proceedings to be brought in the name and on behalf of the company by the shareholder petitioner on such terms as the Court may direct, or (4) an order providing for the purchase of the shares of any shareholders of the company by other shareholders or by the company itself and, in the case of a purchase by the company itself, a reduction of the company’s capital accordingly.
     Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.
     The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (3) an irregularity in the passing of a resolution which requires a qualified (or special) majority.
     Pre-emption Rights
     There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.
     Liquidation Rights
     Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the liquidation.
     If we are wound up, the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.
     Modification of Rights
     Except with respect to share capital (as described below), alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of the shareholders.
     Subject to the Companies Law, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our amended and restated articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and any holder of shares of that class present in person or by proxy may demand a poll.
     The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
     Alteration of Capital
     We may from time to time by ordinary resolution:
•	increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled subject to the provisions of the Companies Law;

•	sub-divide our shares or any of them into shares of smaller amount than is fixed by our amended and restated memorandum and articles of association, subject nevertheless to the Companies Law, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as we have power to attach to unissued or new shares; and

•	divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively as preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in general meeting may be determined by our directors.
     We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.
     Conversion
     Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer or foreclosure in connection with a pledge of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder (as defined in our amended and restated articles of association), such Class B ordinary shares shall be automatically and immediately converted into the equal number of Class A ordinary shares. In addition, if the aggregate number of Class B ordinary shares is less than 20% of the total number of our issued and outstanding ordinary shares, each issued and outstanding Class B ordinary share shall automatically and immediately convert into one Class A ordinary share, and we shall not issue any Class B ordinary shares thereafter.
     Transfer of Shares
     Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by the New York Stock Exchange or in any other form which our directors may approve.
     Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:
•	the instrument of transfer is lodged with us accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of share;

•	the instrument of transfer is properly stamped (in circumstances where stamping is required);

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the New York Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.
     If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

     The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by any other means in accordance with the requirements of the New York Stock Exchange, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.
     Share Repurchase
     We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares only when our board of directors determines that there is sufficient profit and surplus capital in our share premium account to fund a repurchase. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the US Securities and Exchange Commission, or SEC, the New York Stock Exchange, or by any recognized stock exchange on which our securities are listed. Our ability to repurchase shares will be subject to our ability to receive dividends from our PRC subsidiaries.
     Dividends
     Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.
     Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides (1) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share and (2) all dividends shall be apportioned and paid pro rata according to the amounts paid upon the shares during any portion or portions of the period in respect of which the dividend is paid.
     Our directors may also pay any fixed dividend that is payable on any shares semi-annually or on any other dates, whenever our financial position, in the opinion of our directors, justifies such payment.
     Our directors may deduct from any dividend or other moneys payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.
     No dividend or other moneys payable by us on or in respect of any share shall bear interest against us.
     In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our members entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. We may also, on the recommendation of our directors, resolve in respect of any particular dividend that, notwithstanding the foregoing, it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right of shareholders to elect to receive such dividend in cash in lieu of such allotment.
     Any dividend, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.

     All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and, if so forfeited, shall revert to us.
     Whenever our directors or our members in general meeting have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of a person entitled to the dividend, which appointment shall be effective and binding on our shareholders.
     Untraceable Shareholders
     We are entitled to sell any shares of a shareholder who is untraceable, provided that:
     (1) all checks or warrants in respect of dividends of such shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of twelve years prior to the publication of the advertisement and during the three months referred to in paragraph (3) below;
     (2) we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and
     (3) we have caused an advertisement to be published in newspapers in the manner stipulated by our amended and restated memorandum and articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such advertisement and the New York Stock Exchange has been notified of such intention.
     The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.
     Differences in Corporate Law
     The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in English law. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.
     Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.
     A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.
     The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
     Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
     In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
•	Company is not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”
     When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offerer may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.
     If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
     Shareholders’ Suits. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote which has not been obtained; and

•	those who control our company are perpetrating a “fraud on the minority.”
     Corporate Governance. Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the New York Stock Exchange or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.
     Inspection of Corporate Records. Shareholders of a Cayman Islands company have no general right under the Companies Law to inspect or obtain copies of a list of shareholders or other corporate records of the company. In comparison, under Delaware law, shareholders have the right to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and any subsidiaries to the extent the books and records of such subsidiaries are available to the corporation.
     Calling of Special Shareholders Meetings. The Companies Law does not provide shareholders with any right to requisition a general meeting and does not have provisions governing the proceedings of shareholders meetings. In comparison, under Delaware law a special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
     Bringing Business Before a Meeting. The Companies Law does not provide shareholders with any right to bring business before a meeting or requisition a general meeting. In comparison, under Delaware law a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents.
     Board of Directors
     We are managed by our board of directors. Our amended and restated memorandum and articles of association provide that the number of our directors will be not less than five or greater than nine. Any director on our board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by way of an ordinary resolution of shareholders. The directors may at any time appoint any person as a director to fill a vacancy or as an addition to the existing board, but any director so appointed by the board of directors shall hold office only until our next following annual general meeting and shall then be eligible for re-election. Our directors shall serve a three year term from their appointment date and shall retire from office (unless he vacates his office sooner) at the expiry of such term provided their successors are elected or appointed. Such directors who retire at the expiry of their term are eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors.
     Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of a director or by any director. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.
     A meeting of our board of directors shall be competent to make lawful and binding decisions if at least two of the members of our board of directors are present or represented unless the board has fixed any other number. At any meeting of our directors, each director is entitled to one vote.
     Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the members of our board of directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.
     Our board of directors is divided into different classes, Class A Directors, Class B Directors and Class C Directors. At the first annual general meeting after this offering, all Class A Directors shall retire from office and be eligible for re-election. At the second annual general meeting after this offering all Class B Directors shall retire from office and be eligible for re-election. At the third annual general meeting after this offering, all Class C Directors shall retire from office and be eligible for re-election. At each subsequent annual general meeting after the third annual general meeting after this offering, one-third of our directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office by rotation. A retiring director shall be eligible for re-election. The directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any director who wishes to retire and not to offer himself for re-election. Any further directors so to retire shall be those of the other directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.
     Certain actions require the approval of a supermajority of at least two-thirds of our board of directors, including:
•	the appointment or removal of either of our co-chief executive officers, chief financial officer and our other executive officers;

•	any anti-takeover action in response to a takeover attempt;

•	any merger resulting in our shareholders immediately prior to such merger holding less than a majority of the voting power of the outstanding share capital of the surviving business entity;

•	the sale or transfer of all or substantially all of our assets; and

•	any change in the number of our board of directors.
     Committees of Board of Directors
     Pursuant to our amended and restated articles of association, our board of directors has established an audit committee, a compensation committee and a nominations committee.
     Issuance of Additional Ordinary Shares
     Our amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
     American Depositary Shares
     The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, or ADSs. Each ADS represents one Class A ordinary share (or a right to receive shares) deposited with the principal Hong Kong office of The Hongkong and Shanghai Banking Corporation, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.
     You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ADS holders entitled thereto.
     As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
     The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find Additional Information.”
     Dividends and Other Distributions
          How will you receive dividends and other distributions on the shares?
     The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Shares your ADSs represent.
•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them. If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay. U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed property sufficient to pay its fees and expenses in connection with that distribution.
     The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
          How are ADSs issued?
     The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
          How do ADS holders cancel an American Depositary Share?
     You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.
          How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

     You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
     Voting Rights
          How do you vote?
     You may instruct the depositary to vote the deposited securities, but only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares. However, you may receive notice of the meeting without sufficient time to effect withdrawal of your shares.
     If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of our Memorandum and Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. If the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that (i) we do not wish to receive a discretionary proxy (ii) we think there is substantial shareholder opposition to the particular question, or (iii) we think the particular question would have an adverse impact on our shareholders. The depositary will only vote or attempt to vote as you instruct or as described in the preceding sentence.
     We can not assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.
     In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.
          Fees and Expenses

Persons depositing or withdrawing shares must pay:	For:
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$0.02 (or less) per ADS	• Any cash distribution to you
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
• US$0.02 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
• converting foreign currency to U.S. dollars

• Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary
     The Bank of New York Mellon, as depositary, has agreed to reimburse us for expenses we incur that are related to the establishment and maintenance of the ADR program, including investor relations expenses and the New York Stock Exchange application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors under the ADS program.
     The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deducting from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
     Payment of Taxes
     You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.
     Reclassifications, Recapitalizations and Mergers
          If we:
•	Change the nominal or par value of our shares

•	Reclassify, split up or consolidate any of the deposited securities

•	Distribute securities on the shares that are not distributed to you

•	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action
     Then:
•	The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities,

•	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities
     Amendment and Termination
          How may the deposit agreement be amended?

     We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
          How may the deposit agreement be terminated?
     The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders then outstanding if at any time 30 days shall have expired after the depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.
     After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.
     Limitations on Obligations and Liability
          Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
     The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.
     In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
     Requirements for Depositary Actions
     Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:
•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.
     The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
     Your Right to Receive the Shares Underlying your ADRs
     You have the right to cancel your ADSs and withdraw the underlying shares at any time except:
•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.
     This right of withdrawal may not be limited by any other provision of the deposit agreement.
     Pre-release of ADSs
     The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.
     Direct Registration System
     In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.
     In connection with and in accordance with the arrangements and procedures relating to the DRS/ Profile system, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code in effect in the State of New York). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/ Profile system and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

DESCRIPTION OF PREFERRED SHARES
     Our amended and restated articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.
     Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. The issuance of preferred shares may dilute the voting power of holders of ordinary shares.
     The prospectus supplement relating to the series of preferred shares offered by that supplement will describe the specific terms of those securities.

DESCRIPTION OF DEBT SECURITIES
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
     We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.
     The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
     The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:
•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
     One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Consolidation, Merger or Sale
     The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.
     If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
     The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.
     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.
     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
     We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.
Modification of Indentures; Waiver
     We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add any additional events of default;

•	to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.
     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.
Defeasance and Discharge
     The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities.
     Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.
Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
     The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
     We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
     All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.
Subordination of Subordinated Debt Securities
     The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our ordinary shares, including ordinary shares represented by ADSs, or debt securities. We may issue warrants independently of or together with ordinary shares (including ordinary shares represented by ADSs) or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, ordinary shares (including ordinary shares represented by ADSs) or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.
General
     The applicable prospectus supplement will describe the terms of the warrants, including as applicable:
•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	any material U.S. federal income tax consequences;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     Warrants will be offered and exercisable for US dollars only and will be in registered form only.
     Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase ordinary shares will not have any rights of holders of ordinary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.
Certain Risk Considerations
     Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying ordinary shares or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable.
     Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.
     In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:
•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.
     Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.
     Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a United States national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.
Exercise of Warrants
     Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.
     Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.
Amendments and Supplements to Warrant Agreements
     We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS
     We may issue rights for the purchase of our ordinary shares, including ordinary shares represented by ADSs, or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
     The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:
•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
     Rights will be exercisable for US dollars only and will be in registered form only.
DESCRIPTION OF UNITS
     We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase ordinary shares. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:
•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material U.S. federal income tax consequences; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

SELLING SECURITYHOLDERS
     Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.
PLAN OF DISTRIBUTION
     We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:
•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors; or

•	through agents.
     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.
     As applicable, we, any selling securityholders, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:
•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.
     We and any selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholders, as the case may be, or borrowed from us or any selling securityholders, as the case may be, or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholders, as the case may be, in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

     We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
     Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     We and any selling securityholders may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
     We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
     Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
     Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
     Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
     Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.
     Direct Sales. We and any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We and any selling securityholders may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
     Trading Market. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
     Certain legal matters will be passed upon for us by O’Melveny & Myers LLP with respect to matters of United States federal securities and New York State law. Certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Jun He Law Offices.
EXPERTS
     The consolidated financial statements of Mindray Medical International Limited and its subsidiaries, or MMIL, as of and for the six months ended June 30, 2009, incorporated in this prospectus supplement by reference from MMIL’s Report on Form 6-K  dated March 3, 2010,  and the consolidated financial statements of MMIL as of and for the year ended December 31, 2008 and management’s assessment of the effectiveness of MMIL’s internal control over financial reporting as of December 31, 2008 (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MMIL’s Annual Report on Form 20-F for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
     The consolidated financial statements of Mindray Medical International Limited and its subsidiaries as of December 31, 2007 and for the two years ended December 31, 2007, incorporated in this prospectus by reference from our Annual Report on Form 20-F have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The statements included in this prospectus under the caption “Enforcement of Civil Liabilities,” to the extent they constitute matters of PRC law, have been reviewed and confirmed by Jun He Law Offices, our PRC counsel, as experts in such matters, and are included herein in reliance upon such review and confirmation. The offices of Jun He Law Offices are located at Shenzhen Development Bank Tower, 15-C, 5047 East Shenan Road, Shenzhen 518001, China.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant’s articles of association provide that, subject to Companies Law, Cap. 22 of the Cayman Islands (the “Companies Law”), every director or other officer of the Registrant shall be indemnified against any liability incurred by him in his capacity as such. However, directors and officers of the Registrant are not indemnified against any liability to the Registrant or a related company of fraud or dishonesty which may attach to such director or officer.
     Pursuant to indemnification agreements, the Registrant has agreed to indemnify its directors and officers, to the extent permitted by Cayman law, against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.
ITEM 9. EXHIBITS

Number	Description
1.1*	Form of Underwriting Agreement.

4.1**	Specimen of American Depositary Receipt.

4.2**	Specimen Certificate for Class A Ordinary Shares.

4.3**	Deposit Agreement among the Registrant, the Depositary and owners and holders of the American Depositary Shares issued thereunder.

4.4	Form of Indenture.

4.5*	Form of Note.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

5.1	Opinion of Conyers Dill & Pearman.

5.2	Opinion of O’Melveny & Myers LLP.

10.1**	Form of Indemnification Agreement with the officers and directors of the Registrant.

Number	Description
23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	Consent of PricewaterhouseCoopers.

23.3	Consent of Pricewaterhouse Coopers.

23.4	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.5	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page of Part II of this Registration
Statement).

25.1*	Statement of eligibility of trustee on form T-1 of the Trustee under the Indenture.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Previously filed with the Registrant’s registration statement on Form F-1 (File No. 333-137140).
ITEM 10. UNDERTAKINGS
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
          (4) That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement and or made in any such document immediately prior to such effective date; and
          (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby further undertakes:
          (1) That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) To file an application for the purpose for determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 302(b)(2) of the Trust Indenture Act;
          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;
          (4) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
          (5) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China on March 3, 2010.

Mindray Medical International Limited
By:	/s/ XU HANG
	Name:	Xu Hang
	Title:	Chairman of the Board and Co-Chief Executive Officer

Powers of Attorney
     Each of the undersigned officers and directors of Mindray Medical International Limited hereby severally constitutes and appoints Ronald Ede the true and lawful attorney with full power for him to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including the post-effective amendments, to this registration statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Mindray Medical International Limited to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 3, 2010.

Signature	Capacity

/s/ XU HANG	Chairman of the Board
Xu Hang	and Co-Chief Executive Officer

/s/ LI XITING	Director and Co-Chief Executive Officer
Li Xiting	(principal executive officer)

/s/ RONALD EDE	Director and Chief Financial Officer (principal
Ronald Ede	financial and accounting officer)

/s/ WU QIYAO	Director
Wu Qiyao

/s/ JOYCE I-YIN HSU	Director
Joyce I-Yin Hsu

Signature	Capacity

/s/ JIXUN LIN	Director
Jixun Lin

/s/ PETER WAN	Director
Peter Wan

/s/ KERN LIM	Director
Kern Lim

/s/ CHEN QINGTAI	Director
Chen Qingtai
Signature of authorized representative in the United States
     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mindray Medical International Limited, has signed this registration statement or amendment thereto in Newark, Delaware, on March 3, 2010.

Puglisi & Associates
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director